UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

WMS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois		60085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2013, WMS Industries Inc. (the “Company”) held a special meeting of its stockholders to, among other things, consider and vote on a proposal to adopt and approve the previously announced Agreement and Plan of Merger, dated as of January 30, 2013 (the “Merger Agreement”), by and among the Company, Scientific Games Corporation, a Delaware corporation (“Scientific Games”), SG California Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Scientific Games (“Merger Sub”) and Scientific Games International, Inc. providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Scientific Games. At that special meeting, the Company’s stockholders voted to approve the Merger Agreement. The Company’s stockholders also voted to approve, by a non-binding advisory vote, the compensation that may be payable to the Company’s named executive officers in connection with the consummation of the merger. The Company’s stockholders also voted to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Company’s board of directors, to solicit additional proxies if there were not sufficient votes at the time of the special meeting to adopt the merger agreement, but such adjournment was deemed unnecessary. Stockholders owning a total of 41,666,862 shares voted at the special meeting, representing approximately 75% of the shares of the Company’s common stock outstanding as of the record date for the special meeting.

The final voting results for each matter submitted to a vote of the Company’s stockholders at the special meeting are as follows:

Proposal 1: Adoption of the Merger Agreement.

For	Against	Abstain
41,600,116	47,283	6,458

Proposal 2: Advisory Vote Regarding Merger-Related Compensation.

For	Against	Abstain
36,786,726	4,764,147	102,984

Proposal 3: Adjournment or Postponement of the Special Meeting.

For	Against	Abstain
38,238,217	3,413,727	14,918

Item 8.01.	Other Events.

On May 10, 2013, the Company issued a press release press release announcing the results of the stockholder votes at the special meeting, a copy of which is attached hereto as an exhibit and incorporated in its entirety herein by reference.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of the Company to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of the Company and Scientific Games Corporation to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games Corporation to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of WMS Industries Inc., dated May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

Date: May 13, 2013	By:	/s/ Kathleen J. McJohn
Kathleen J. McJohn Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of WMS Industries Inc., dated May 10, 2013.